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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE:                                                      NEWS
October 15, 2001                                                     NASDAQ-CMED

                        COLORADO MEDTECH, INC. ANNOUNCES
                        RESOLUTION OF FDA WARNING LETTER


BOULDER, Colorado - Colorado MEDtech, Inc. (NASDAQ - CMED), a Boulder, Colorado-based provider of advanced medical technology outsourcing services and medical imaging system components and accessories, today announced that it received a letter from the Food and Drug Administration (FDA) resolving the issues identified in the warning letter regarding the company's Longmont, Colorado medical device manufacturing facility. The letter clears the way for FDA review of all pending pre-market submissions and FDA export certificates for medical devices manufactured for the company's clients at the Longmont facility. The company expects to resume medical device manufacturing in the next two to three weeks.

"I've spoken of the investments and improvements we have made in our quality system and infrastructure. This letter from the FDA indicates the extent and success of our improvements," said Stephen K. Onody, CEO and Chairman. "There are many people, including our clients, to thank. A special thanks goes to all of the Colorado MEDtech employees, especially the dedicated team that improved our quality system. The dedication, effort and the overall 'we will succeed' attitude of our employees helped us achieve this resolution. It is my belief that resolution of the warning letter is another step in positioning us for a return to profitability and future growth."

Colorado MEDtech, Inc. is a leading full-service OneSource OutSource(TM) provider of advanced medical technology outsourcing services, including device and disposables development, software, medical device connectivity, manufacturing, system components for medical imaging and ultrasound accessories.

FORWARD-LOOKING STATEMENTS

The statements in this news release and in the conference call that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "estimates", "may," "will," "should," "anticipated," "expected" or comparable terminology or by discussions of strategy. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot assure that these expectations will prove to be correct. Such statements involve risks and uncertainties including, but not limited to, the risk that the Company's existing level of orders may not be indicative of the level or trend of future orders, the risk that the Company may not successfully complete the work encompassed by current or future orders, the risk that unforeseen technical or production difficulties may adversely impact project timing and financial performance, the risk of an adverse result in pending or potential litigation, the risks associated with regulation by the Federal Food and Drug Administration including compliance with the Quality System Regulation, the risk that acquired companies cannot be successfully integrated



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with the Company's existing operations and the risk that a downturn in general economic conditions or customer budgets may adversely affect research and development and capital expenditure budgets of potential customers upon which the Company is dependent. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. These factors are more fully described in the Company's documents filed from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.


                                    CONTACTS:

Colorado MEDtech, Inc.
Stephen K. Onody, President and CEO              Telephone:      303.530.2660
Gregory A. Gould, CFO                            Fax:            303.581.1010
Website: www.cmed.com                            Email:     cmedinfo@cmed.com